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                                                                   Exhibit 5.1


                   [VARIAN MEDICAL SYSTEMS, INC. LETTERHEAD]



                                March 14, 2001

Varian Medical Systems, Inc.
3050 Hansen Way
Palo Alto, California 94304

          Re:  Varian Medical Systems, Inc. Salaried Employees' Savings Plan
               -------------------------------------------------------------

Ladies and Gentlemen:

          With reference to the Registration Statement on Form S-8 to be filed by Varian Medical Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 250,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the Company's Retirement Plan (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Joseph B. Phair

                                                  Joseph B. Phair, Esq.